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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                                   FORM 10/A
                               (Amendment No. 1)

                  GENERAL FORM FOR REGISTRATION OF SECURITIES

    Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934


                           Cleco Utility Group Inc.
            (Exact name of registrant as specified in its charter)

                         Louisiana                                                  72-0244480
               (State or other jurisdiction                                      (I.R.S. Employer
             of incorporation or organization)                                Identification Number)

                  2030 Donahue Ferry Road
                   Pineville, Louisiana                                             71360-5226
         (Address of principal executive offices)                                   (Zip Code)

      Registrant's telephone number, including area code: (318) 484-7400

       Securities to be registered pursuant to Section 12(b) of the Act:

                                                                      Name of each exchange on which
            Title of each class to be so registered                   each class is to be registered
            ---------------------------------------                   ------------------------------
                             None.                                           Not applicable.

       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $2.00 Par Value
                               (Title of class)


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                  Item No. 15, Financial Statements and Exhibits, is hereby
amended to read in its entirety as follows:

                  (a) The financial statements in Annex F to Cleco Utility Group Inc.'s Form 10 filed November 15, 2000 are incorporated herein by reference.

                  (b) Except as otherwise indicated below, the following exhibits are filed with this amendment to the registration statement.

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
                                                                       SEC File or        Registration
                                                                       Registration       Statement or       Exhibit
                             Exhibits                                    Number             Report           Number
------------------------------------------------------------------ ----------------- ------------------- -------------
      2(a)    Plan of Reorganization and Share Exchange             333-71643-01      S-4 (6/30/99)       C
                Agreement

     *3(a)    Amended and Restated Articles of Incorporation of
                the Company, effective July 1, 1999

     *3(b)    Bylaws of the Company, revised effective July 28,
                2000

   4(a)(1)    Indenture of Mortgage dated as of July 1, 1950,       1-5663            10-K (1997)         4(a)(1)
                between the Company and First National Bank
                of New Orleans, as Trustee

   4(a)(2)    First Supplemental Indenture dated as of              1-5663            10-K (1997)         4(a)(2)
                October 1, 1951, to Exhibit 4(a)(1)

   4(a)(3)    Second Supplemental Indenture dated as of June 1,     1-5663            10-K (1997)         4(a)(3)
                1952, to Exhibit 4(a)(1)

   4(a)(4)    Third Supplemental Indenture dated as of              1-5663            10-K (1997)         4(a)(4)
                January 1, 1954, to Exhibit 4(a)(1)

   4(a)(5)    Fourth Supplemental Indenture dated as of             1-5663            10-K (1997)         4(a)(5)
                November 1, 1954, to Exhibit 4(a)(1)

   4(a)(6)    Tenth Supplemental Indenture dated as of              1-5663            10-K (1986)         4(a)(11)
                September 1, 1965, to Exhibit 4(a)(1)

   4(a)(7)    Eleventh Supplemental Indenture dated as of           1-5663            10-K (1998)         4(a)(8)
                April 1, 1969, to Exhibit 4(a)(1)

   4(a)(8)    Eighteenth Supplemental Indenture dated as of         1-5663            10-K (1993)         4(a)(8)
                December 1, 1982, to Exhibit 4(a)(1)

   4(a)(9)    Nineteenth Supplemental Indenture dated as of         1-5663            10-K (1993)         4(a)(9)
                January 1, 1983, to Exhibit 4(a)(1)

  4(a)(10)    Twenty-Sixth Supplemental Indenture dated as of       1-5663            8-K (3/90)          4(a)(27)
                March 15, 1990, to Exhibit 4(a)(1)

      4(b)    Indenture between the Company and Bankers Trust       33-24896          S-3 (10/11/88)      4(b)
                Company, as Trustee, dated as of October 1,
                1988

   4(b)(1)    Agreement Appointing Successor Trustee dated as       333-02895         S-3 (4/26/96)       4(a)(2)
                of April 1, 1996 by and among Central
                Louisiana Electric Company, Inc., Bankers
                Trust Company and The Bank of New York

      4(f)    Agreement Under Regulation S-K Item                   333-71643-01      10-Q (9/99)         4(c)
                601(b)(4)(iii)(A)

      4(g)    $100,000,000 364-day credit agreement dated as of     0-1272            10 (11/00)          4(g)
                June 15, 2000, among the Company, certain Banks
                parties thereto, and The Bank of New York, as
                administrative agent

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
                                                                       SEC File or        Registration
                                                                       Registration       Statement or       Exhibit
                             Exhibits                                    Number             Report           Number
------------------------------------------------------------------ ----------------- ------------------- -------------
      10(a)   1990 Long-Term Incentive Compensation Plan             1-5663            1990 Proxy          A
                                                                                       Statement (4/90)

      10(b)   Participation Agreement, Annual Incentive              1-5663            10-K (1999)         10(c)
                Compensation Plan

      10(c)   Deferred Compensation Plan for Directors               1-5663            10-K (1992)         10(n)

   10(d)(1)   Supplemental Executive Retirement Plan                 1-5663            10-K (1992)         10(o)(1)

   10(d)(2)   Form of Supplemental Executive Retirement Plan         1-5663            10-K (1992)         10(o)(2)
                Participation Agreement between Cleco and the
                following officers: Gregory L. Nesbitt,
                David M. Eppler, Catherine C. Powell, Mark H.
                Segura, Darrell J. Dubroc and Thomas J. Howlin

      10(e)   Form of Executive Severance Agreement between          1-5663            10-K (1995)         10(f)
                Cleco and the following officers: Gregory L.
                Nesbitt,  David M. Eppler, Catherine C.
                Powell, Mark H. Segura, Darrell J. Dubroc and
                Thomas J. Howlin

   10(f)(1)   Term Loan Agreement dated as of April 2, 1991,         1-5663            10-Q (3/91)         4(b)
                among the 401(k) Savings and Investment Plan
                ESOP Trust, the Company, as Guarantor, the
                Banks listed therein and The Bank of New
                York, as Agent

   10(f)(2)   Assignment and Assumption Agreement, effective as      1-5663            10-Q (3/91)         4(c)
                of May 6, 1991, between The Bank of New York
                and the Canadian Imperial Bank of Commerce,
                relating to Exhibit 10(f)(1)

   10(f)(3)   Assignment and Assumption Agreement dated as of        1-5663            10-K (1991)         10(y)(3)
                July 3, 1991, between The Bank of New York
                and Rapides Bank and Trust Company in
                Alexandria, relating to Exhibit 10(f)(1)

   10(f)(4)   Assignment and Assumption Agreement dated as of        1-5663            10-K (1992)         10(bb)(4)
                July 6, 1992, between The Bank of New York,
                CIBC, Inc. and Rapides Bank and Trust Company
                in Alexandria, as Assignors, the 401(k)
                Savings and Investment Plan ESOP Trust, as
                Borrower, and the Company, as Guarantor,
                relating to Exhibit 10(f)(1)

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

                                                                       SEC File or        Registration
                                                                       Registration       Statement or       Exhibit
                             Exhibits                                    Number             Report           Number
------------------------------------------------------------------ ----------------- ------------------- -------------
    10(g)   Reimbursement Agreement (The Industrial                  1-5663            10-K (1997)         10(i)
              Development Board of the Parish of Rapides,
              Inc. (Louisiana) Adjustable Tender Pollution
              Control Revenue Refunding Bonds, Series 1991)
              dated as of October 15, 1997, among the
              Company, various financial institutions, and
              Westdeutsche Landesbank Girozentrale, New
              York Branch, as Agent

    10(h)   Selling Agency Agreement between the Company and         333-02895         S-3 (12/10/96)      1
              Salomon Brothers Inc., Merrill Lynch & Co.,
              Smith Barney Inc. and First Chicago Capital
              Markets, Inc. dated as of December 12, 1996

    10(i)   401(k) Savings and Investment Plan ESOP Trust            1-5663            10-K (1997)         10(m)
              Agreement dated as of August 1, 1997, between
              UMB Bank, N.A. and the Company

 10(i)(1)   First Amendment to 401(k) Savings and Investment         1-5663            10-K (1997)         10(m)(1)
              Plan ESOP Trust Agreement dated as of
              October 1, 1997, between UMB Bank, N.A. and
              the Company

    10(j)   2000 Long-Term Incentive Compensation Plan               0-1272            10 (11/00)          10(j)

    10(1)   Form of Notice and Acceptance of Grant of                333-71643-01      10-Q (9/99)         10(c)
              Nonqualified Stock Options, awarded to
              Gregory L. Nesbitt

      *11   Computation of Net Income Per Common Share

      *12   Computation of Earnings to Fixed Charges

       21   Subsidiaries of the Registrant                           0-1272            10 (11/00)          21

      *27   Financial Data Schedule

             The Exhibits designated by an asterisk are filed herewith. The Exhibits not so designated have been previously filed and are incorporated herein by reference as indicated.

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                                  SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on this 15th day of December, 2000.

                                       CLECO UTILITY GROUP INC.



                                       By: /s/ THOMAS J. HOWLIN
                                           --------------------------
                                           Name: Thomas J. Howlin
                                           Title: Chief Financial Officer

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